                                                                   EXHIBIT 10.12

                                                                  March 20, 1991


                             THE CITY OF SYRACUSE

                                      and

                CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY

                                      and

                        PROJECT ORANGE ASSOCIATES, L.P.



                       PAYMENT IN LIEU OF TAX AGREEMENT

                             Dated:  April 5, 1991

     THIS AGREEMENT, dated April 5, 1991, by and among the CITY OF SYRACUSE, a municipal corporation of the State of New York with an office at 301 City Hall, Syracuse, New York 13202 (hereinafter referred to as the "Municipality'), the CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation organized and existing under the laws of the State of New York, having an office at 217 Montgomery Street, Syracuse, New York 13202 (hereinafter referred to as the "Agency") and PROJECT ORANGE ASSOCIATES, L.P., a Delaware limited partnership with an office at 6780 Northern Boulevard, Suite 501, East Syracuse, New York 13507 (hereinafter referred to as the "Company").

                                  WITNESSETH:

     WHEREAS, the New York State Industrial Development Agency Act, being Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of the State of New York, as amended (hereinafter referred to as the "Enabling Act") authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish real and personal property, whether or not now in existence or under construction, which shall be suitable for, among others, manufacturing, warehousing, research, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their recreation opportunities, prosperity and standard of living; and

     WHEREAS, the Enabling Act further authorizes each such agency to lease its projects, to charge and collect rent therefor, to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of, and interest on, any such bonds, to mortgage any or all of its facilities and to pledge the revenues and receipts therefrom to the payment of such bonds; and

     WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act, Chapter 641 of the 1979 Laws of the State of New York as amended (said chapter and the Enabling Act being hereinafter collectively referred to as the "Act") the Agency was created for the benefit of the City of Syracuse and the inhabitants thereof; and

     WHEREAS, the Agency proposes to acquire the interests of the Company in a ground lease dated February 27, 1990 between the Company as lessee and SYRACUSE UNIVERSITY as lessor (the "Ground Lease") for a certain parcel of real property located in the City of Syracuse and more particularly described in Exhibit "A" attached hereto (the "Land"), and certain related agreements, including agreements relating to the operation of the existing Syracuse University steam plant located at the same site (the "Existing Plant"), to lease (and grant an option to purchase) or sell a certain facility to be constructed thereon described in the second following paragraph to the Company under a Lease and Sublease Agreement bearing even date herewith by and between the Agency and the Company (the "Facility Agreement") and to reassign the interests of the Company in the Ground Lease and such related agreements back to the Company upon the fulfillment of the Company's obligations under the Facility Agreement; and

     WHEREAS, the Agency proposes to lease the interests of the Company in certain easements, permits and rights of way, including the easements, permits and rights of way described in Exhibit "B" attached hereto (collectively, the "Easement") and to sublease (and grant an option to purchase) or sell to the Company such interests and certain improvements and structures to be developed therein, thereon and thereunder, as described in the following paragraph, under the Facility Agreement and to terminate the interests of the Agency in the Easement upon fulfillment of the Company's obligations under the Facility Agreement; and

     WHEREAS, the Agency will hold various interests in or with respect to the Land, the buildings erected thereon (the "Buildings"), the equipment installed herein (the "Equipment") and the Easement, together with the improvements and structures to be developed therein, thereon and thereunder (the "Pipeline") for use by the Company as a steam and electric generation facility, and the Existing Plant (such interests in or with respect to the Land, Building, Easement, Equipment, Pipeline and Existing Plant being hereinafter referred to collectively as the "Facility"); and

     WHEREAS, under the present provisions of the Act and Section 412-a of the Real Property Tax Law of the State of New York, the Agency is not required to pay taxes or assessments upon any of the property acquired by it or under its jurisdiction or supervision or control; and

     WHEREAS, the Agency has expressed its reluctance to enter into the Facility Agreement unless the Company shall agree to make payments in lieu of real property taxes to the Municipality with respect to the portion of the Facility lying within the boundaries of the Municipality; and

     WHEREAS, the Company is desirous that the Agency enter into the Facility Agreement, and the Company is willing to enter into this Payment in Lieu of Tax Agreement in order to induce the Agency to enter into the Facility Agreement;

     NOW, THEREFORE, in consideration of the matters above recited and in order to induce the Agency to enter into the Facility Agreement, the parties hereto formally covenant, agree and bind themselves as follows, to wit:

                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     The Company does hereby represent and warrant as follows:

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          (a) Power:  The Company is a limited partnership duly organized and
              -----
validly existing under the laws of the State of Delaware, and by proper action of its general and limited partners has been duly authorized to execute, deliver and perform this Agreement.

          (b) Authorization: The Company is authorized and has the power to
              -------------
enter into this Agreement and the transactions contemplated hereby and to perform and carry out all covenants and obligations it is to perform under and pursuant to this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated. The Company is not prohibited from entering into this Agreement and discharging and performing all covenants and obligations it is to perform under and pursuant to this Agreement by (and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement will not conflict with or violate or constitute a breach of or a default under) the terms, conditions or provisions of its Agreement of Limited Partnership or any other restriction or any law, rule, regulation or order of any court or other agency or authority of government, or any contractual limitation, restriction or outstanding indenture, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which the Company is a party or by which it or any of its property is bound, and neither the Company's entering into this Agreement nor the Company's discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Agreement will be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon any of the property of the Company under the terms of any of the foregoing, and this Agreement is the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          (c) Governmental Consent: Any and all consents, (including but not
              --------------------
limited to the consents required by Section 854(4) of the General Municipal Law) approvals or authorizations of, or filings, registrations or qualifications with, any governmental or public authorities on the part of the Company, which are required as a condition to the execution, delivery or performance of this Agreement by the Company or as a condition to the validity of this Agreement have been received or made by the Company and are in full force and effect and the Company has no notice of any condition with respect to such consents, approvals, authorizations, filings, registrations or qualifications which would prevent, preclude or otherwise render impossible the Company's execution, delivery or performance hereunder.


     The Municipality does hereby represent and warrant as follows:


          (a) Authorization: The Municipality has secured all approvals of
              -------------
appropriate officers, boards and bodies of the Municipality necessary to duly authorize the

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execution, delivery and performance of this Agreement by the Municipality and the performance by the Municipality of its obligations hereunder.

          (b) Validity: The Municipality is not prohibited from entering into
              --------
this Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Agreement by the terms, conditions or provisions of any law, any order of any court or other agency or authority of government, or any agreement or instrument to which the Municipality is a party or by which the Municipality is bound. This Agreement is the legal, valid and binding obligation of the Municipality, enforceable in accordance with its terms.


     The Agency does hereby represent and warrant as follows:


          (a) Existence and Power: The Agency has been duly established under
              -------------------
the provisions of the Act and has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

          (b) Intentions: The Agency presently intends to take an assignment or
              ----------
lease of the Company's interests under the Ground Lease and the Easement, participate in financing the construction and equipping of the Facility and lease or sell the Facility to the Company pursuant to the provisions of the Facility Agreement.

          (c) Authorization: The Agency is authorized and has the corporate
              -------------
power under the Act, its by-laws and the laws of the State of New York to enter into this Agreement and the transactions contemplated hereby and to perform and carry out all the covenants and obligations on its part to be performed under and pursuant to this Agreement. By proper corporate action on the part of its members, the Agency has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated.

          (d) Validity: The Agency is not prohibited from entering into this
              --------
Agreement and performing all covenants and obligations on its part to be performed under and pursuant to this Agreement by the terms, conditions or provisions of the Act, any other law, any order of any court or other agency or authority of government, or any agreement or instrument to which the Agency is a party or by which the Agency is bound.

                                   ARTICLE II

                            COVENANTS AND AGREEMENTS
                            ------------------------


          (a) Assessment of Facility: Pursuant to Section 874 of the General
              ----------------------
Municipal Law and Section 412-a of the Real Property Tax Law, the parties hereto are agreed that upon acquisition of interests in the Facility by the Agency as provided for in the Facility Agreement, and for so long thereafter as the Agency shall retain such interests in the Facility, the portion of the Facility lying within the boundaries of the Municipality shall be assessed by the Municipality as exempt upon its assessment rolls prepared subsequent to the acquisition by the Agency of such interests in the Facility. The parties hereto are further agreed that the Facility shall be entitled to such exempt status on the tax rolls of the Municipality from the date of the Facility Agreement entered into by the parties. Pursuant to the provisions of the Facility Agreement, the Company will be required to pay on behalf of the Agency all taxes and assessments lawfully levied and/or assessed against the Facility, including taxes and assessments levied for the current tax year (commencing with the date of this Agreement) and all subsequent tax years except and to the extent the Facility shall be entitled to exempt status on the tax rolls of the Municipality.

          (b) Special Assessments: The parties hereto are agreed that the tax
              -------------------
exemption extended to the Agency by Section 874 of the General Municipal Law and
Section 412-a of the Real Property Tax Law does not entitle the Agency to exemption from special assessments and special ad valorem levies. Pursuant to the Facility Agreement and this Agreement, the Company shall pay on behalf of the Agency all special assessments and special ad valorem levies lawfully levied and/or assessed against the Facility.

          (c) Manner of Assessment: The Facility will be assessed in the same
              --------------------
manner as other similar properties in the City of Syracuse in accordance with the Real Property Tax Law. As long as the Agency retains the interests in the Facility or contemplated by the Facility Agreement, such assessment will or may appear upon the tax rolls under "exempt properties."

          (d) Notice of Chance of Assessments: The Municipality shall provide
              -------------------------------
the Company with advance notice, in the same manner as it notifies any other taxpayer in the City of Syracuse, of any change in assessment with respect to the Facility.

          (e) Right to Receive Services: The Municipality shall provide all
              -------------------------
services to the Facility which it would have provided if the Facility was subject to the payment of full taxes and all assessments.

          The Company shall enter into simultaneously herewith and shall comply with the terms and conditions of a certain Host Community Agreement among the Company, the Municipality and the Syracuse Housing Authority, and particularly shall make each and every payment required thereby.

                                  ARTICLE III

                           PAYMENTS IN LIEU OF TAXES
                           -------------------------


               As used in this Agreement the following terms have the meanings set forth below:

          "Annual Base PILOT Amount" for 1992 means $500,000 and for any PILOT
           ------------------------
Year after 1992 means the Annual PILOT Amount payable with respect to the immediately preceding PILOT Year, including any adjustments to the prior year's Annual PILOT Amount, as determined in accordance with this Article III.

          "Annual Change in Tax Rate" for any PILOT Year means the change (an
           -------------------------
increase being a positive change and a decrease being a negative change) in the Tax Rate in effect for that PILOT Year compared to such Tax Rate in effect for the immediately preceding PILOT Year. The Annual Change in Tax Rate shall be calculated to three decimal places. For example, if the Tax Rate for the 1993 PILOT Year were $100.00 per thousand dollars of assessed valuation and the Tax Rate for the 1994 PILOT Year were $104.50 per thousand, the Annual Change in Tax Rate for the 1994 PILOT Year would be .045.

          "Annual PILOT Amount" for any PILOT Year means the total payments in
           -------------------
lieu of taxes payable by the Company to the Municipality with respect to that PILOT Year pursuant to this Agreement but without regard to any Electric Interconnect Credits.

          "Base Increment Condition" means the First Base Increment
           ------------------------
Condition or the Second Base Increment Condition.

          "Electric Energy Purchaser" means Niagara Mohawk Power
           -------------------------
Corporation and its successors or assigns.

          "Electric Interconnect Credit" means, for any PILOT Year, an amount
           ----------------------------
equal to 50% of the amount paid with respect to that PILOT Year, by the Company to the Electric Energy Purchaser as reimbursement for any special franchise tax payments with respect to the electrical interconnect between the Facility and the Electric Energy Purchaser's grid, as more particularly described on Exhibit "C" hereto.

          "Electric Tariff Rate" means at any point in time, and for the
           --------------------
purposes of determining the occurrence of a Base Increment Condition and the Annual PILOT Amount, the time weighted Peak and Off Peak Rate payable by the Electric Energy Purchaser to the Company for one kilowatt hour of electricity delivered by the Company to the Electric Energy Purchaser, as determined by reference to the Electric Energy Purchaser's then effective tariff approved by the Public Service Commission of the State of New York ("PSC") for payment to qualifying on-site generation suppliers (currently Service Classification No. 6 of PSC No. 207 Electricity and herein, as from time to time amended or replaced, the "SC-6 Tariff"). The Company shall calculate the Electric Tariff Rate annually on March 31st and additionally upon the effectiveness, following approval by the PSC, of a change in the SC-6 Tariff or any replacement or modification thereof.

          The time weighted Peak and Off-Peak Rate shall be determined by calculating from the SC-6 Tariff the percentage of each twenty-four (24) hour period to which Peak and Off-Peak rates apply (disregarding any holiday or other variations provided in the SC-6 Tariff); it being the intent of this provision that the total of Peak and Off-Peak percentages shall equal one hundred percent. Each percentage thus determined shall then be multiplied by the SC-6 Tariff rate per kilowatt hour applicable thereto and to the sum of these two calculations shall be added the average monthly fuel adjustment per kilowatt hour applicable to the Company's deliveries to the Electric Energy Purchaser for the immediately preceding calendar year as determined by reference to the Electric Energy Purchaser's monthly statements for electricity delivered during the immediately preceding calendar year. The result shall be the Electric Tariff Rate which shall be effective until the next succeeding Electric Tariff Rate calculation, if any.

          "First Base Increment Amount" means one hundred thousand dollars
           ---------------------------
($100,000).

          "First Base Increment Condition" means the first time during the PILOT
           ------------------------------
Term that the Electric Tariff Rate exceeds eight cents per kilowatt hour.

          "Guaranteed PILOT Amount" means, for each PILOT Year commencing prior
           -----------------------
to Substantial Completion of the Facility, an amount equal to the lesser of the Annual PILOT Amount for that PILOT Year or Five Hundred Thousand Dollars ($500,000.00), (ii) for the first PILOT Year commencing after Substantial Completion of the Facility, the sum of (x) Five Hundred Thousand Dollars ($500,000.00) and (y) the product of Five Hundred Thousand Dollars ($500,000.00) multiplied by the Annual Change in Tax Rate for that PILOT Year (which product will be a negative number if there was a decrease in the Tax Rate), and (iii) for each PILOT Year thereafter, the sum of (x) the Guaranteed PILOT Amount for the preceding PILOT Year and (y) the product of the Guaranteed PILOT Amount for the preceding PILOT Year multiplied by the Annual Change in Tax Rate for that PILOT Year (which product will be a negative number if there was a decrease in the Tax Rate); provided, however, that the Guaranteed PILOT Amount shall not be
               --------- -------
less than Five Hundred Thousand Dollars ($500,000.00) for any PILOT Year commencing after Substantial Completion of the Facility. By way of illustration, if Substantial Completion of the Facility occurs in 1992 and the Annual Change in Tax Rate for 1993 is an increase of 6%, for 1994 is an increase of 5%, and for 1995 is a decrease of 2%, then the Guaranteed PILOT Amount for 1993 will be $530,000.00 ($500,000 plus the product of $500,000 times 6%), the Guaranteed PILOT Amount for 1994 will be $556,500.00 ($530,000 plus the product of $530,000 times 5%), and the Guaranteed PILOT Amount for 1995 will be $545,370.00 ($556,500 minus the product of $556,500 times 2%).

          "Maximum Electrical Output" means, at any given time, the lower of (x)
           -------------------------
the maximum permitted net electric generating capacity of the Facility allowed under the terms of the Ground Lease and the PSD Permit with respect to the Facility which was issued by the New York State Department of Environmental Conservation on December 18, 1989 as hereafter replaced, modified, or amended, or (y) the actual electric generating capacity of the Facility net of in-Facility use ("Net Electric Generating Capacity") as determined by an independent engineer agreeable to the parties.

          "PILOT Term" means the period commencing upon the effective date of
           ----------
the Facility Agreement and ending twenty years after Substantial Completion of the Facility.

          "PILOT Year" means any calendar year during the PILOT Term.
           ----------

          "Second Base Increment Amount" means three hundred thousand
           ----------------------------
dollars ($300,000).

          "Second Base Increment Condition" means the first time during the
           -------------------------------
PILOT Term that the Electric tariff rate exceeds ten cents per kilowatt hour.

          "Substantial Completion" means the date on which the Facility delivers
           ----------------------
both steam to Syracuse University and electricity to the Electric Energy Purchaser.

          "Tax Rate" shall mean, for any given year, the combined City of
           --------
Syracuse, County of Onondaga, City School District and County Water District, real property tax rate used for calculating other combined City/County real property taxes owed by private owners of real property situated in the City of Syracuse, New York during that year.


          (a) Generally:  The Annual PILOT Amount for 1990 shall be zero and the
              ---------
Annual PILOT Amount for 1991 shall be $25,000. The Annual PILOT Amount with respect to each PILOT Year after the 1991 PILOT Year shall equal the sum of (i) the Annual Base PILOT Amount for that PILOT year and (ii) the product of the amount in clause (i) multiplied by the Annual Change in Tax Rate for that PILOT Year (which product will be a negative number if there was a decrease in the Tax
Rate); provided, however, that until Substantial Completion of the Facility the
       --------- -------
Annual PILOT Amount for each PILOT year after 1991 shall be an amount equal to the product of (1) the sum of (x) Five Hundred Thousand Dollars ($500,000) and
(y) the product of Five Hundred Thousand Dollars ($500,000) multiplied by the Annual Change in Tax Rate; multiplied by (2) the percentage to which Facility construction is complete on December 31st of the previous PILOT Year. Such percentage of completion shall be determined by the

Municipality based upon inspection of the Facility site and review of Company records related to the construction thereof.

          The Annual PILOT Amount will be further adjusted as provided in paragraphs (b)-(e) of this Section 3.02.

          As soon as practicable after a change in the SC-6 Tariff becomes effective the Company shall provide the Municipality with (i) the Company's calculation of the Electric Tariff Rate and (ii) a copy of the portions of the SC-6 Tariff used by the Company in calculating the Electric Tariff Rate. In March of each year the Company shall provide the Municipality with copies of the Electric Energy Purchasers monthly statements for the immediately preceding calendar year.

          (b) Changes in Electric Tariff Rate:  If any change in the Electric
              -------------------------------
Tariff Rate becomes effective during the PILOT Year, the Annual PILOT Amount for that year will be adjusted upwards (for an increase in the Electric Tariff Rate) or downwards (for a decrease in the Electric Tariff Rate) as follows:

          (1) For each change of one cent per kilowatt hour in the Electric Tariff Rate the Annual PILOT Amount for that year will be adjusted (i) Seventy-five Thousand Dollars ($75,000) to the extent that the change causes the Electric Tariff Rate to fluctuate between six cents per kilowatt hour and eight cents per kilowatt hour, (ii) One Hundred and Fifty Thousand Dollars ($150,000) to the extent that the change causes the Electric Tariff Rate to fluctuate between eight cents per kilowatt hour and ten cents per kilowatt hour, and (iii) Three Hundred Thousand Dollars ($300,000) to the extent that the change causes the Electric Tariff Rate to fluctuate in a range above ten cents per kilowatt hour; provided, that for any increment of increase or decrease in the Electric
      --------
Tariff Rate of less than one full cent remaining after application of provisions
(b)(l)(i) and (ii), there shall be a pro rata adjustment at the rate per
                                     --- -----
kilowatt hour applicable to the next higher or lower full cent of Electric Tariff Rate change; and provided, further, that if the change first becomes
                        --------- -------
effective on a day ("the Effective Day") after the first day of any PILOT Year, the amount of the adjustment to the Annual PILOT Amount for that PILOT year resulting from that change shall equal the product of the amount calculated as provided above multiplied by a fraction having a numerator equal to the number of days in that PILOT Year remaining from and after the Effective Day and a denominator equal to 365. Any increase pursuant to this paragraph 3.02(b)(l) to the Annual PILOT Amount for any PILOT Year in which the Electric Tariff Rate is increased shall be payable, subject to Article IV, on the earlier of January 31 of the following PILOT Year or 30 days after the Company receives a bill for such increase from the Municipality. Any decrease pursuant to this paragraph 3.02(b)(l) to the Annual PILOT Amount for any PILOT Year in which the Electric Tariff Rate is decreased shall be credited against the payments due from the Company to the Municipality hereunder on the next quarterly payment dates until the entire amount of the credit has been used.

          (2) If there is any change in the Electric Tariff Rate which becomes effective after January 1 of a PILOT year (the "reference PILOT Year"), then the amount determined by subtracting (i) the total adjustments to the Annual PILOT Amount for the reference PILOT Year calculated pursuant to paragraph 3.02(b)(1) from (ii) the amount by which
----
the Annual PILOT Amount for the reference PILOT Year would have been adjusted if the net change between the Electric Tariff Rate in effect on December 31 of the immediately preceding PILOT Year and the Electric Tariff Rate in effect on December 31 of the reference PILOT Year had been effective on January 1 of the reference PILOT Year and no other changes in the Electric Tariff Rate had occurred during the reference PILOT Year, shall be added to the Annual PILOT Amount for the PILOT Year immediately following the reference PILOT Year. If such difference shall be a negative number, it shall nonetheless be added to the Annual PILOT Amount for the next PILOT Year, in which case it will result in a reduction of such Annual PILOT Amount.

          (3) The following are illustrations of how the parties intend that the adjustments described in the preceding paragraphs (1) and (2) shall be calculated (all four examples disregard any adjustments to the Annual PILOT Amount which are required by paragraphs 3.02(c), (d), or (e)): (i) if the Electric Tariff Rate at the beginning of a PILOT Year is $.06/kwh and effective July 1 of that PILOT Year the Electric Tariff Rate is increased to $.075/kwh, then the Annual PILOT Amount for that PILOT Year would be increased by $56,712.33 (1.5 x $75,000 x 184/365 = $56,712.33), and if the Annual PILOT
Amount for that PILOT Year was $556,712.33 then the Annual Base PILOT Amount for the next PILOT Year would, by operation of paragraph 3.02(b)(2), be increased to $612,500; (ii) if the Electric Tariff Rate is increased from $.07/kwh to $.0925/kwh effective January 1 of a PILOT Year, then the Annual PILOT Amount for that PILOT Year will be increased by S262,500 (1 x $75,000 + (1.25 x $150,000)) and the Annual PILOT Amount for that PILOT Year would become the Annual Base PILOT Amount for the next PILOT Year; (iii) if the Electric Tariff Rate on January 1 of a PILOT Year is $.85/kwh and effective April 1 of that PILOT Year is increased to $.1025/kwh, then the Annual PILOT Amount for that PILOT Year will be increased by $226,027.38 ((1.5 x $150,000) + (.25 x $300,000) x
275/365), and if the Annual PILOT Amount for that PILOT Year was $950,000 then the Annual Base PILOT Amount for the next PILOT Year would, by operation of paragraph 3.02(b)(2), be increased to $1,025,000; and (iv) if the Electric Tariff Rate on January 1 of a PILOT Year is $.1025/kwh and effective April 1 of that PILOT Year is decreased to $.085/kwh, then the Annual PILOT Amount for that PILOT Year will be decreased by $226,027.38 ((-1.5 x $150,000)+ (-.25 x
$300,000) x 275/365), and if the Annual PILOT Amount for that year was $800,000 then the Annual Base PILOT Amount for the next PILOT Year would, by operation of paragraph 3.02(b) (2), be decreased to $725,000.

          (c) Base Increment Adjustments:  In the PILOT Year in which a Base
              ----------------------------
Increment Condition occurs, the Annual PILOT Amount for that PILOT Year shall be increased by an amount equal to the product of (i) the First or Second Base Increment Amount, whichever is applicable, multiplied by (ii) a fraction having a numerator equal to the number of days remaining in that PILOT Year after the applicable Base Increment Condition occurred and a denominator equal to 365. Any increase pursuant to this paragraph 3.02(c)to the Annual PILOT Amount for any PILOT Year during which a Base Increment Condition occurs shall be payable, subject to Article IV, on the earlier of January 31 of the following PILOT Year or 30 days after the Company receives a bill for such increase from the Municipality. The excess, if any, of the First or Second Base Increment Amount, whichever is applicable, over the increase to the Annual PILOT Amount pursuant to this paragraph 3.02(c) for the PILOT Year in which a Base

Increment Condition occurs shall be added to the Annual PILOT Amount for the next PILOT Year. The Annual PILOT Amount for the PILOT Year in which a Base Increment Condition occurs, as adjusted by the addition of the excess pursuant to the preceding sentence, shall become the Annual Base PILOT Amount for the following PILOT Year.

          (d)  Exhaustion of Initial Gas Supply:  The Annual Base PILOT Amount
               --------------------------------
for the PILOT Year which is the later of (x) the year 2008 or (y) the PILOT Year during which the Company's initial prepaid gas supply from Noranda, Inc. pursuant to a Restated Gas Sales and Purchase Agreement dated March ____, 1991 (the "Gas Supply Agreement"), is exhausted, shall be adjusted by subtracting from such amount 50% of the portion, if any, of the Annual Base PILOT Amount for that PILOT Year that is attributable to the occurrence of the Second Base Increment Condition (that is 50% of the Second Base Increment Amount as adjusted for changes in the Tax Rate subsequent to the PILOT Year, if ever, in which the Second Base Increment Condition occurred); provided, however, that the
                                           --------  -------
adjustment provided in this paragraph 3.02(d) shall not be made if the Company shall have entered into an extension or replacement of the Gas Supply Agreement at the same or more favorable cost per delivered decatherm.

          (e) Increased Generating Capacity: In the event that at any time
              -----------------------------
during the PILOT Term the Maximum Electrical Output is increased above 80 Megawatts (and this Agreement is not terminated pursuant to Section 9.01), then the Annual PILOT Amount for that PILOT Year will be increased by an amount equal to the product of (i) the Annual PILOT Amount for that PILOT Year as calculated before giving effect to the adjustment provided for in this paragraph multiplied by (ii) a fraction having a numerator equal to the excess of (A) the new Maximum Electrical Output over (B) the higher of 80 megawatts and the Maximum Electrical Output immediately prior to such increase, and a denominator equal to 80 megawatts; provided, however, that if the Maximum Electrical Output is increased
           --------- -------
after the first day of a PILOT Year, then the amount of the adjustment to the Annual PILOT Amount for that PILOT Year shall equal the product of the amount calculated as provided above multiplied by a fraction having a numerator equal to the remaining number of days in that PILOT Year and a denominator equal to
365. The Annual Base PILOT Amount for any PILOT Year following a PILOT Year during which the Maximum Electrical Output was first increased above 80 megawatts, shall be calculated as if the Maximum Electrical Output was increased on January 1 of the PILOT Year in which the Maximum Electrical Output was increased. By way of illustration, assuming that the Annual PILOT Amount for the 1995 PILOT Year were $1,000,000 (as calculated prior to June 30 of that year) and that the Maximum Electrical Output is increased from 80 megawatts to 100 megawatts on June 30 of that PILOT Year, then by operation of this paragraph 3.02(e) the Annual PILOT Amount for the 1995 PILOT Year would be increased by $125,000 ($1,000,000 x (100-80)/80 x 154/365) but the Annual Base Amount for the
1996 PILOT Year would be $1,250,000 calculated based on an adjustment due to the increase in the Maximum Electrical Output for the 1995 PILOT Year of $250,000, because for this purpose the increase in Maximum Electrical Output would be assumed to have occurred on January 1, 1995, not on June 30, 1995, and thus there would be no allocation of the adjustment based on the number of remaining months in 1995.

                                  ARTICLE IV

                        METHOD OF MAKING PILOT PAYMENTS
                        -------------------------------


          As used in this Agreement the following terms have the meanings specified:

          "Agent" means one or more Banks or other financial institutions or
           -----
other entities designated to act as agent for the Banks with respect to Senior Debt, which shall be identified to the Agency by notice from the Company and the Agent.

          "Bank" or "Banks" means the lenders who advance Senior Debt or to whom
           ----      -----
Senior Debt is from time to time owing as assignee of a lending bank.

          "Construction Loan" means that certain construction and term loan
           -----------------
indebtedness of the Company to one or more banks secured by a mortgage or other appropriate security interest in the Agency's interest in the Facility, 100% of the proceeds of which are designated for use in connection with the construction, development, improvement, expansion, alteration, maintenance, repair, replacement, operation, or for costs of the development, of the Facility or the Existing Plant or any facilities which are appurtenant to or are a necessary and integral part of the operation of the Facility or the Existing Plant, including the establishment of appropriate reserves required by the banks, capitalized interest and other reasonable and necessary financing costs, having an initial maturity of approximately sixteen (16) years from Substantial Completion of the Facility.

          "Deferred Obligation" means any unpaid balance of the amounts
           -------------------
calculated pursuant to Sections 4.03(b) and 4.03(d).

          "Mandatory Costs" means, with respect to each calendar quarter during
           ---------------
the PILOT term, the aggregate of the amounts which are due and payable or required to be set aside for payment by the Company during such quarter pursuant to the terms of the governing instruments or transactions and are actually paid or properly set aside for payment during such quarter, for each of the following:

          (i) Installments of debt service and other charges required to be paid in accordance with the terms of the instruments governing Senior Debt, including payments to any reserve fund required by the terms of Senior Debt (whether or not the proceeds of such reserve fund may subsequently be available for payment of principal and interest) but excluding amounts due solely as a result of the exercise by any holder of Senior Debt of its rights to accelerate the maturity of all or part of the principal thereof by reason of the occurrence of a default or an event of default under the terms of the instruments governing such Senior Debt,

          (ii) All other reasonable and necessary costs of the operation and maintenance of the Facility, including insurance premiums and amounts owing to suppliers and transporters of consumables with respect to current deliveries, but excluding,
                                                                -------------

(1) Subordinated PILOT Obligations, (2) bonuses to any operators of the Facility, (3) user charges payable to Syracuse University with respect to the Existing Plant, (4) any management fees due to G.A.S. or Adam H. Victor, or any entity controlled by, under common control with or which controls either G.A.S. or Adam H. Victor, or any other similar payments or fees, and (5) all other charges for the operation or administration of the Facility not expressly identified in this definition which are by their terms, directly or indirectly, subject to subordination or deferral to the extent necessary to permit the prior payment of Senior Debt, and

          (iii) All amounts required to be paid or set aside for payment of real property taxes and with respect to the Facility, payments to municipal authorities in lieu thereof (including the Guaranteed PILOT Amount to be paid pursuant to this Agreement) or with respect to gross receipts, franchise or other similar taxes, but excluding any Subordinated Obligations, and

          (iv) All amounts required to be paid for the Company's actual reasonable expenses of administration and overhead (other than to or for the benefit or profit of G.A.S., Adam H. Victor or any entity controlled by, under common control with, or which controls either G.A.S. or Adam H. Victor), including payment or reimbursement of costs and expenses incurred by the managing general partner of the Company to the extent payment of such expenses is permitted under the instruments governing Senior Debt prior to the payment of installments of debt service on Senior Debt.

          "Net Cash Flow" shall mean, with respect to each calendar quarter, the
           -------------
excess of the gross revenues directly or indirectly generated by the Company from operation or ownership of the Facility, or otherwise (including without limitation all revenues derived by the Company from the sale of steam to Syracuse University), over the Mandatory Costs actually paid or properly set aside for payment during such quarter.

          "Senior Debt" means the Construction Loan, plus additional debt in the
           -----------
aggregate outstanding principal amount on any date of not more than twenty five million dollars ($25,000,000) incurred by the Company for the sole purpose of financing the debt service on the Construction Loan, or paying Mandatory Costs, provided, however, that Senior Debt shall include debt incurred by the Company
--------- -------
upon a refinancing or extension of the payment term of the Construction Loan, whether or not the refinancing or extension is arranged with the original lending institution, so long as the aggregate amounts payable in each quarter for installments of debt service which are Mandatory Costs do not exceed the amounts that would have been payable in such quarter for installments of debt service on the Construction Loan if such refinancing or extension had not occurred. The principal amount of the Construction Loan shall not exceed two hundred thirty five million dollars ($235,000,000). The principal amount of the Senior Debt after equity contribution, however, shall not exceed Two Hundred Million Dollars ($200,000,000).

          "Subordinated PILOT Amount" means, with respect to any calendar
           -------------------------
quarter within any PILOT Year, the excess, if any, of that portion of the Annual PILOT Amount for that PILOT Year which is due in respect of that calendar quarter in excess of 25% of the Guaranteed PILOT Amount for that PILOT Year.

              "Subordinated PILOT Obligations" means Subordinated PILOT Amounts
               ------------------------------
and Deferred Obligations.


          Subject to the deferral provisions of Section 4.03, the Company agrees to pay to the Municipality the annual PILOT Amount for each PILOT Year in four equal installments (except to the extent that adjustments are made to the Annual PILOT Amount during a PILOT Year) which shall be due and payable in arrears with respect to the prior quarter on April 15, July 15, and October 15 of each PILOT Year and on January 15 of the following PILOT year. All payments shall be in lawful money of the United States of America. The Company shall be entitled to receive receipts for all such payments.

Section 4.03.  Deferral of Subordinated PILOT Amounts

          (a) Priority: The Subordinated PILOT Obligations shall be subordinate
              --------
and junior in right of payment to the Senior Debt on the terms and subject to the conditions stated in this Section 4.03.

          (b) Payment of Subordinated PILOT Amounts: Except as otherwise
              -------------------------------------
provided in this Section 4.03, Subordinated PILOT Amounts shall be due and payable to the fullest extent of Net Cash Flow (as determined separately for each calendar quarter) after, and subject only to, the prior payment of any Deferred Obligations and interest thereon, as further provided in this Section
4.03. In the event that the balance of Net Cash Flow remaining after payment of Deferred Obligations and interest thereon is less than the Subordinated PILOT Amount, the obligation to pay the difference (a "Deferred Obligations") shall be deferred and such obligation shall be payable as provided in paragraph (c) of this Section 4.03.

          (c) Payment of Deferred Obligations: The aggregate of all Deferred
              -------------------------------
Obligations shall be due and payable quarterly on the same dates as installments of the Annual PILOT Amount, to the extent of the first available Net Cash Flow after the payment of current interest on Deferred Obligations, and, in all events, shall be paid in full upon the last day of the initial PILOT Term.

          (d) Interest on Deferred Obligations: Interest on Deferred Obligations
              --------------------------------
shall accrue at the rate provided for in Section 10.02 and the interest so accrued as of the end of each calendar year shall be added to the balance of Deferred Obligations. Interest on Deferred Obligations shall be due and payable quarterly (on the same dates as installments of the Annual PILOT Amount) to the extent of the first available Net Cash Flow prior to the payment of Deferred Obligations and in all events shall be paid in full not later than the last day of the initial PILOT Term.

          (e) Company to Provide Accounting Statement: So long as any
              ---------------------------------------
Subordinated PILOT Amounts are accrued and owing or any Deferred Obligations are outstanding, then, on or before March 31st of each PILOT Year, the Company shall furnish or cause to be furnished to the Municipality a statement prepared by a nationally recognized firm of independent certified public accountants designated by the Company, setting forth, in reasonable detail, a computation of Net Cash Flow for the preceding year by quarters and the application thereof.

          (f) No Payment of Other than Mandatory Costs: If and for so long as
              ----------------------------------------
any Deferred Obligations are outstanding, the Company shall not make any distribution or payment otherwise than on account of Mandatory Costs.

          (g) Limitation on Deferred Payment  of  Subordinated Amounts:  The
              --------------------------------------------------------
provisions of this Section 4.03 and the Municipality's agreement to defer receipt of Subordinated PILOT Amounts shall be effective from the date hereof until the first to occur of any of the following events:

               (i)    The expiration of the PILOT Term;

               (ii)   The Senior Debt is paid or otherwise satisfied;

               (iii)  The Electric Tariff Rate first equals or exceeds $.085;

               (iv) The Maximum Electrical Output first equals or exceeds 80 Megawatts per hour; or

               (v) The transfer by the Company of its rights under the Agreement (otherwise than pursuant to or in lieu of the exercise by any holder of Senior Debt of any right of assignment or foreclosure available under the instruments governing the Senior Debt).

From and after occurrence of the first to occur of the foregoing events ("the Subordination Termination Event") (i) the right of the Company hereunder to defer payment of portions of subsequent Annual PILOT Amounts shall terminate and be of no further force and effect, so that all Annual PILOT Amounts then or thereafter accrued and owing (other than any such amounts constituting Deferred Obligations as of the time of the Subordination Termination Event) shall be due and payable quarterly, as herein provided; and (ii) any remaining Net Cash Flow (as calculated without adjustment for Subordinated PILOT Amounts) shall be applied by the Company first to the interest on Deferred Obligations and thereafter to the principal of Deferred Obligations.

          (h)  Rights of Senior Debt to Enforce Subordination:  No present or
               ----------------------------------------------
future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of any Subordinated PILOT Obligations by any act or failure to act on the part of the Company.

          (a) Company's Right to Electric Interconnect Credit  The Company shall
              -----------------------------------------------
be entitled to receive for each PILOT Year an Electric Interconnect Credit which shall be available as a credit against the Annual PILOT Amounts due hereunder, in accordance with this Section 4.04.

          (b) Method of Claiming Credits: To claim the Electric Interconnect
              --------------------------
Credit, the Company shall provide to the Municipality a copy of the Electric Energy Purchaser's invoice to the Company reflecting its charge for the special franchise tax bill applicable to the electric connection between the Facility and the Electric Energy Purchaser's grid (the "Facility Electric Interconnect") and evidence of the Company's payment thereof. Such payment by the Company may be effected by a credit or deduction taken by the Electric Energy Purchaser against charges owing by it for electricity purchased from the Company. The Municipality's approval of the Electric Interconnect Credit amount for each year shall be conclusively presumed unless the Municipality objects in writing within 30 days of the date on which such invoice with respect to that year is received by the Municipality.

          (c) How and When Credit is Applied: The amount of each Electric
              ------------------------------
Interconnect Credit shall be equal to fifty percent (50%) of the special franchise tax charges actually paid by the Company for the Facility Electric Interconnect. The Electric Interconnect Credit shall accrue each year as of the time the payment of such special franchise tax charges is made by the Company or credited by the Electric Energy Purchaser against amounts otherwise payable by it to the Company. From and after the time of its accrual, the Electric Interconnect Credit shall be applied on each quarterly date on which any installment of the Annual PILOT Amount is due, first to reduce any Subordinated PILOT Amount; then to pay interest on Deferred Obligations; then to reduce Deferred Obligations; then to reduce the Guaranteed PILOT Amount, but not (i) by an amount which would cause the aggregate of such reductions for any PILOT Year to exceed 36% of the total Electric Interconnect Credit for that PILOT Year or
(ii) to a level below $125,000 for any quarter; and finally, any balance shall be carried forward and shall be available for application on the next quarterly date, in the same order and subject to the same limitations. In no event shall the Municipality or the Agency be obligated to reimburse the Company if the Electric Interconnect Credit has not been applied in full during the term of this Agreement in accordance with the provisions of this Section 4.04(c).

                                   ARTICLE V

                                   SECURITY
                                   --------


               (a)  In the following events:
                    -----------------------

                    (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, or its property,

                    (ii) any proceeding for the liquidation, dissolution, or any winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

                    (iii) any assignment by the Company for the benefit of
                          creditors, or

                    (iv)  any other marshalling of the assets of the Company,

then, all Senior Debt (including any interest thereon accruing at the default rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings, whether or not in each case such interest is allowed as a claim in such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made with respect to any Subordinated PILOT Obligations.

          (b)  Payments to Senior Debt: Any payment or distribution whether in
               -----------------------
cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of Subordinated PILOT Obligations shall be paid or delivered directly to the holders of Senior
Debt in accordance with the priorities then existing among   such holders until
all Senior Debt (including any interest thereon accruing at the default rate after the commencement of any such proceedings) shall have been paid in full.

          (c) Transfer of Payments Received on Behalf of Senior Debt:  From and
              ------------------------------------------------------
after Agency or Municipality receipt of notice of an event of default with regard to Senior Debt, if any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any person on account of Subordinated PILOT Obligations in contravention of any of the terms hereof and before all Senior Debt shall have paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid and delivered and transferred to, the holders of Senior Debt at the time outstanding in accordance with priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full. In the event of the failure of any person receiving payment on account of any Subordinated PILOT Obligations to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or sign the same.


          In addition to any other provisions of this Agreement pertaining to the priority of payments to the Municipality, upon payment in full of Senior Debt the Municipality shall be subrogated to all of the rights of any holders of Senior Debt to receive any further payments or distributions applicable to Senior Debt until such time as the Subordinated PILOT Obligations shall have been paid in full, and, for the purposes of the Municipality's subrogation hereunder, payments or distributions received by the holders of Senior Debt of cash, securities or other property to which the Municipality is entitled under these subrogation provisions shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the Municipality, on the other, be deemed to be payment or distribution by the Company to or on account of Subordinated PILOT Obligations.

                                  ARTICLE VI

                               DEFAULT/REMEDIES
                                ----------------


          Any one or more of the following events shall constitute an event of default under this Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

          (a) Failure to Pay Amounts Due During Subordination:  Prior to the
              -----------------------------------------------
occurrence of the Subordination Termination Event, any failure of the Company to pay to the Municipality within thirty (30) days of the date on which payment is due and the continuance of such failure for thirty (30) days after written notice by the Municipality to the Company, any portion of (i) the Guaranteed PILOT Amount, (ii) any Subordinated PILOT Amount (unless payment of that amount shall be deferred in accordance with Section 4.03), or (iii) any payment required under the Host Community Agreement referenced in Section 2.02.

          (b) Failure to Pay Amounts Due After Termination of Subordination:
              -------------------------------------------------------------
Subsequent to the occurrence of the Subordination Termination Event, any failure of the Company to pay to the Municipality or the Agency within thirty (30) days of the date on which payment is due and the continuance of such failure for thirty (30) days after written notice by the Municipality to the Company, any amount required to be paid by the Company to the Agency or Municipality under this Agreement or any payment required under the Host Community Agreement referenced in Section 2.02.

          (c) Failure to Perform: Failure of the Company to observe and perform
              ------------------
any other covenant, condition or agreement on its part to be observed and performed (other than as referred to in paragraph (a) or (b) above) and the continuance of such failure for a period of thirty (30) days after written notice by the Municipality to the Company specifying the nature of such failure and requesting that it be remedied (unless the failure is not susceptible of being cured within 30 days, in which case there shall be no default arising from such failure so long as the Company takes all reasonable steps to cure such failure within 30 days after such notice and is diligently continuing to take appropriate steps to cure such failure).

          (d) False Representation: Any warranty or representation by or on
              --------------------
behalf of the Company contained in this Agreement shall prove to have been false or incorrect in any material respect on the date when made.

          (e) Exercise of Remedies by Senior Debt: Exercise by any holder of
              -----------------------------------
Senior Debt of any right of assignment or foreclosure of the Facility or of any other remedy which causes the Company to transfer, assign or terminate its interests in the Facility as a consequence of any default or event of default on the part of the Company under the instruments governing the Senior Debt, unless such transfer, assignment or foreclosure complies with the requirements of
Section 8.01(b).

          (f) Liquidation, Bankruptcy, and Insolvency:  The Company shall file a
              ---------------------------------------
voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek, consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of all or any substantial part of its properties or the Facility.


          (a) Termination of Right of Deferral:  Whenever an Event of Default
              --------------------------------
shall occur as set forth in Section 6.01(a), and such default shall not have been cured following notice as provided for in Section 8.01(a), at the option of the Municipality, effective upon written notice by the Municipality to the Company and the Agent, the Company's right to defer payment of Subordinated PILOT Amounts in accordance with Section 4.03(b) shall terminate and be of no further effect, but the exercise of the remedy described in this paragraph (a) shall not accelerate the maturity of, or otherwise affect the nature of the Company's obligation to pay Deferred Obligations and interest thereon in accordance with Sections 4.03(c) and 4.03(d).

          (b) Acceleration of Deferred Obligations:  Whenever an Event of
              ------------------------------------
Default shall occur as set forth in Section 6.01(b), and such default shall not have been cured following notices as provided in Section 8.01(a), or an Event of Default shall occur as set forth in Section 6.01 (c), (d), (e) or (f) the Municipality may (i) at its election, effective upon written notice by the Municipality to the Company and the Agent, declare all Deferred Obligations together with the accrued interest thereon to be immediately due and payable and terminate the Company's rights to limit payment of previously Deferred Obligations and the accrued interest thereon to Net Cash Flow, in accordance with Sections 4.03(c) and 4.03(d), subject nevertheless to the continuing subordination of Deferred Obligations to the prior payment in full of Senior Debt to the extent and in the manner provided in Section 4.03, (ii) take whatever action at law or in equity may appear necessary or desirable to collect the amount then in default or to enforce the performance and observance of the obligations, agreements and covenants of the Company under this Agreement, subject always to the rights of the holders of Senior Debt to receive prior payment in full of the Senior Debt, or (iii) request that the Agency comply with the provisions of Section 6.03 terminating this Agreement.

          Whenever any Event of Default shall have occurred with respect to this Agreement, except a default pursuant to Section 6.01(a), and shall be continuing, the Agency may, and upon the written request of the Municipality shall, record a deed and any other necessary documents (including an assignment of lease with respect to the Ground Lease) in the appropriate County Clerk's Office conveying the Land, the Building, and/or the Equipment to the Company or such other person or persons as may be required. The recording of the deed and any other documents shall constitute delivery of such to the Company. In order to facilitate transfer of title, the Company hereby appoints the Chairman of the Agency as its agent, with full authority to execute and deliver all documents necessary to effect the transfer of title to the Facility from the Agency to the Company. Notwithstanding anything to the contrary in the foregoing, the Company and the Agency agree that in the event of the occurrence of an Event of Default specified in Section 6.01(f), the transfer of title to the Facility from the Agency to the Company shall be deemed to occur simultaneously with the happening of such event (and without prior notice to the Company) and the deed and other documents necessary to evidence such transfer shall be executed, delivered and recorded forthwith, with copies to the Company and the Municipality.


          If the Company should default in performing any of its obligations, covenants and agreements under this Agreement and the Agency or the Municipality should employ attorneys or incur other expenses for the collection of any amounts payable hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will, on demand therefor, pay to the Agency or the Municipality, as the case may be, the reasonable fees and disbursements of such attorneys and such other reasonable expenses so incurred.


          Each notice by the Municipality to the Company pursuant to any provision of this Article VI shall also be given to the Agent.

                                  ARTICLE VII

                       LIMITED OBLIGATION OF THE PARTIES
                       ---------------------------------


          (a) No Recourse: All covenants, stipulations, promises, agreements and
              -----------
obligations of the Agency contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency and not of any member, officer, agent, servant or employee of the Agency in his or her individual capacity, and no recourse under or upon any obligation, covenant or agreement contained in this Agreement, or otherwise based or in respect of this Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future member, officer, agent, servant or employee, as such, of the Agency or any successor public benefit corporation or political subdivision or any person executing this Agreement on behalf of the Agency, either directly or through the Agency or any successor public benefit corporation or political subdivision or any person so executing this Agreement. It is expressly understood that this Agreement is a corporate obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, agent, servant or employee of the Agency or of any successor public benefit corporation or political subdivision or any person so executing this Agreement under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom. Any and all such personal liability of, and any and all such rights and claims against, every such member, officer, agent, servant or employee under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

          (b) Limited Obligation of Agency: The obligations and agreements of
              ----------------------------
the Agency contained herein shall not constitute or give rise to an obligation of the State of New York or the City of Syracuse, New York, and neither the State of New York nor the City of Syracuse, New York shall be liable thereon. Furthermore, such obligations and agreements shall not constitute or give rise to a general obligation of the Agency, but rather shall constitute limited obligations of the Agency payable solely from the revenues of the Agency derived and to be derived from the lease, sale or other disposition of the Facility.

          (c) Further Limitation: Except as provided in Section 6.03, the Agency
              ------------------
shall not be obligated to take any action pursuant to any provision hereof unless (i) the Agency shall have been requested to do so in writing by the Municipality or the Company and (ii) if compliance with such request is reasonably expected to result in the incurrence by the Agency (or any of its members, officers, agents, servants or employees) of any liability, fees, expenses or other costs, the Agency shall have received from the Company security or indemnity reasonably satisfactory to the Agency for protection against all such liability, and for the reimbursement of all such fees, expenses and other costs.


          Anything in this Agreement to the contrary notwithstanding, none of the Municipality, the Agency or their successors and assigns, shall have any claim, remedy or right whatsoever to proceed (at law or in equity) against any of the partners of the Company (including, without limitation, any past, present or future partner of the Company) for the payment of any sums owing under or on account of this Agreement, or for the payment or performance of any liability arising under this Agreement (but excluding sums recoverable from partners of the Company under applicable law); and the Municipality and the Agency, by entering into this Agreement, hereby waive and release any liability of the partners of the

Company (including, without limitation, any past, present or future partners of the Company) for and on account of such indebtedness or such liability, provided, however, that nothing herein contained shall limit, restrict or impair
--------- -------

the rights of the Municipality or the Agency to bring suit and obtain judgment against the Company (provided that no partner of the Company shall have any personal liability on such judgment).

                                 ARTICLE VIII

                                RIGHTS OF BANKS
                                ---------------


          (a) Notice Prior to Termination:  The Municipality agrees that,
              ---------------------------
notwithstanding any right it may have under this Agreement or otherwise, at law or in equity, it shall not terminate this agreement or exercise any other right or remedies by reason of an Event of Default arising under Section 6.01(a), (b),
(c) or (e), unless it shall have given the Agent at least 30 days' prior written notice (15 days in the case of an Event of Default arising under Section 6.01(a)) of its intent to terminate this Agreement or exercise such other remedies and the Agent or the Banks shall not have cured the condition giving rise to such right of termination within such time period.

          (b) Waiver of Consent to Foreclosure:  Foreclosure of the Facility
              ---------------------------------
pursuant to the exercise of any right of the Agent or the Banks under Senior Debt, or any sale or other transfer, assignment or termination of the Company's rights therein by the Agent or any Bank, whether by judicial proceeding or any power of sale, or any transfer, assignment or conveyance by the Company in lieu thereof shall not require the consent of the Municipality or the Agency or constitute an Event of Default under or pursuant to Section 6.01(e) provided that:

                         (w) the Bank or transferee, including any parent of the Bank or transferee, is not in arrears on any tax obligation to the Municipality,

                         (x) the Municipality receives written notice of the proposed transfer including the identity of the proposed Bank or transferee and certifying the satisfaction of each of the conditions (w) through
                              (y) in this Section 8.01(b), at least 30 days prior to the effective date of the transaction,

                         (y) the Bank or transferee accepts and ratifies in writing all the terms and conditions of this Agreement, and

                         (z) acceptance of the Bank or transferee by the Municipality does not violate any properly published and adopted rules or policy of the Agency or Municipality.

          (c) Assignment on Notice by Company:  The Company may assign its
              --------------------------------
rights and interests under this Agreement to any purchaser or transferee of the Facility provided that there are no Deferred Obligations outstanding at the time of the transaction; or (ii) all Deferred Obligations together with the accrued interest thereon are paid at the time of the transaction; or (iii) the transferee has demonstrated to the satisfaction of the Agency and the Municipality a plan for and intention to pay all Deferred Obligations, and the conditions of items (w) through (z) of Section 8.01(b) are met.

          (d) Assignment on Notice by Bank:  In the event the Agent or the Banks
              -----------------------------
shall acquire any interest in the Facility as permitted by Section 8.01(b), they may assign their interests subject to further compliance with items (w) through
(z) of Section 8.01(b).


          (a) The Company will not enter into, amend, terminate, waive or supplement this Agreement or any provision hereof without the prior written consent of the Banks (or such number of percentage of the Banks as may be required under the terms of the relevant agreements governing Senior Debt).

          (b) In the event that the Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, and if, within 45 days after such termination, the Banks or their successors or assigns shall so request, the Municipality will execute and deliver to the Banks a new agreement, which shall be on the same terms and conditions as this Agreement for the remaining term of this Agreement before giving effect to such termination.

          (c) In the event Agent or its designee or assignee elects to perform the Company's obligations under the Agreement or to enter into a new Agreement as provided in Section 8.01(b) or Section 8.02(b) or otherwise, the Agent and the Banks, and their designees and assignees, shall not have personal liability to the Municipality for the performance of such obligations, and the sole recourse of the Municipality in seeking the enforcement of such obligations shall be to such parties' interest in the Facility.

                                  ARTICLCE IX

                                  TERMINATION
                                  -----------


          In the event that at any time during the PILOT Term the Maximum Electrical Output of the Facility shall exceed 80 Megawatts per hour then (i) the Company shall have the right, within thirty (30) days of the first occurrence of such event to terminate this Agreement upon thirty (30) days prior written notice to the other parties and (ii) the Municipality shall have the right, within thirty (30) days of the receipt of written notice by the Company of the first occurrence of such event, to terminate this Agreement upon thirty (30) days prior written notice to the other parties. If neither party shall exercise the above right to terminate within the period provided above, the Annual PILOT Amount shall be increased in the manner provided in Section 3.02(e).


          Anything herein to the contrary notwithstanding, this Agreement shall terminate and be of no further force and effect upon the first to occur of the following:

               (i)  expiration of the Initial PILOT Term; or

               (ii) termination of the Facility Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------


          This Agreement shall become effective and the obligations of the Company shall arise absolutely and unconditionally upon the execution and delivery hereof and shall continue to remain in effect until terminated in accordance with Article IX hereof.


          If the Company shall fail to make any payment required by this Agreement when due, within the applicable grace period, or shall defer any payment pursuant to Section 4.03 hereof, its obligation to make the payment defaulted upon or deferred shall continue as an obligation of the Company and shall bear interest, until paid, at the rate and in the manner the Municipality charges from time to time for delinquent property taxes.


          Where the Company is required to do or accomplish any act or thing hereunder, and the Company causes the same to be done or accomplished such act or thing shall have the same force and effect as if done or accomplished by the Company.

          So long as the Facility shall be entitled to exemption from real property taxes as provided in Section 2.01(a) hereof, the Agency agrees, to the extent permitted by law, that it shall not, without the prior written consent of the Municipality, make any agreement regarding the leasing or sale of the Facility which does not require that payments in lieu of taxes be paid to the Municipality in the amounts set forth in Article III hereof.


          Except as otherwise provided herein this Agreement may be amended, changed, modified, altered or terminated only by a written agreement duly approved and executed by the parties hereto and in the case of the Municipality with the written concurrence of the governing bodies of the Municipality affected by such amendment, modification, alteration or termination.


          (a)  No Remedy Exclusive: No remedy herein conferred upon or reserved
               -------------------
to the Agency or the Municipality is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.

          (b)  Delay: No delay or omission in exercising any right or power
               -----
accruing upon the occurrence of any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

          (c)  Notice Not Required: In order to entitle the Agency or the
               -------------------
Municipality to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

          (d)  No Waiver: In the event any provision contained in this Agreement
               ---------
should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to be a waiver of any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing.


          In addition to any other notices required to be provided hereunder, the Company shall provide on the schedule indicated the following information to the officer or officers designated by the Municipality for receipt thereof:

               (a) the applicable Electric Tariff Rate and the effective date thereof (March 1, June 1, September 1, December 1).

               (b) any change in the Maximum Electrical Output and the effective date thereof (when received by Company).

               (c) the remaining decatherms of prepaid gas supply pursuant to the Gas Supply Agreement (December 1);

               (d) an annual financial statement, prepared by a nationally recognized firm of independent certified public accountants designated by the Company (commencing April 1, 1992); and

               (e) copies of each and every lease or sublease for the Facility within 10 days of the execution of said lease or sublease.


          The Municipality will provide the Agency, the Agent and the Company with statements of the Annual PILOT Amount at the same time tax bills are mailed to the owners of privately owned property and quarterly thereafter together with a statement of Deferred Obligations and the interest thereon compounded to the date of the statement. Quarterly statements of the adjusted Annual PILOT Amounts will be provided to the Company, the Agent and Agency. Each statement will reflect payments received 10 days prior to the date of the statement. The statements will indicate each step used to calculate the Annual PILOT Amount and the date or dates on which payment of the quarterly amount is due.


          All notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given (i) when hand delivered physically (by personal service, recognized express delivery service or facsimile transmission), (ii) three days after mailed by United States registered or certified mail, or (iii) delivered by postage prepaid, return receipt requested, to the Municipality, Agency, the Company or the Agent, as the case may be, at their respective addresses as follows:

               (a)  To the Municipality
                    -------------------

                    City of Syracuse
                    301 City Hall
                    Syracuse, New York  13202
                    Attention:  Corporation Counsel

               (b)  To the Agency
                    -------------

                    City of Syracuse Industrial
                    Development Agency
                    217 Montgomery Street
                    Syracuse, New York  13202
                    Attention:  Chairman

               (c)  To the Company
                    --------------

                    Project Orange Associates, L.P.
                    Suite 800
                    1100 Town & Country Road
                    Orange, California  92668

                    With a copy to:
                    --------------

                    Kronish, Lieb, Weiner & Hellman
                    1345 Avenue of the Americas
                    New York, New York  10105
                    Attention:  Russell S. Berman, Esq.

               (d)  To the Agent:
                    -------------

                    At the address stated on the notice provided by the Company as contemplated by
                    Section 4.01

provided, that the Agency, the Company, the Agent and the Municipality may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates or other communications to them shall be sent.

Section 10.10.  Binding Effect

          This Agreement shall inure to the benefit of, and shall be binding upon the Municipality, the Agency, the Company and their respective successors and assigns.

Section 10.11.  Severability

          If any article, section, subdivision, paragraph, sentence, clause, phrase, provision or portion of this Agreement shall for any reason be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such article, section, subdivision, paragraph, sentence, clause, phrase, provision or portion so adjudged invalid, illegal or unenforceable shall be deemed separate, distinct and independent and the remainder of this Agreement shall be and remain in full force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such holding or adjudication unless the effect of such invalidity, illegality or unenforceability would be to deprive any party hereto of the material benefits intended to be conferred upon it by this Agreement.

Section 10.12.  Counterparts

          This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 10.13.  Applicable Law

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Municipality, the Agency and the Company have caused this Agreement to be executed in their respective names, all being done as of the date first above written.


                                                               CITY OF SYRACUSE

Attest: /s/ Robert J. Visser                           By: /s/ Thomas G. Young
       _______________________________                    _______________________________
Robert J. Visser                                            Thomas G. Young, Mayor
City Clerk


                                                      CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY


                                                      By: /s/ William F. McIntyre
                                                         _______________________________
Attest: /s/                                              William F. McIntyre, Chairman
       _______________________________
Secretary

                                                      PROJECT ORANGE ASSOCIATES, L.P.
                                                      By:  NCP Syracuse, Inc.
                                                           Managing General Partner


                                                      By: /s/ Kenneth Ross
                                                         _______________________________
                                                           Vice President

STATE OF NEW YORK  )
COUNTY OF ONONDAGA )  ss:
CITY OF SYRACUSE   )

     On this 4th day of April, 1991, before me personally came THOMAS G. YOUNG, Mayor of the City of Syracuse with whom I am personally acquainted, who, being by me duly sworn, did depose and say: That he resides in the City of Syracuse, New York; that he is the Mayor of the City of Syracuse, the corporation described in and which executed the within instrument; that he knows the corporate seal of said City and it was so affixed pursuant to the Charter of the City; that he signed said instrument as Mayor of said City of Syracuse by like authority; that said THOMAS G. YOUNG further says that he is acquainted with Robert J. Visser and knows him to be the City Clerk of said City of Syracuse; that the signature of Robert J. Visser was thereto subscribed pursuant to said Charter.

                                        /s/ David H. Neff
                                        ____________________________________
                                        Notary Public

STATE OF NEW YORK  )
COUNTY OF ONONDAGA )  ss:
CITY OF SYRACUSE   )

     On this 3rd of April, 1991, before me personally came WILLIAM F. McINTYRE, to me personally known, who, being by me duly sworn, did depose and say that he resides at 218 Hancock Drive, Syracuse, New York, and he is the Chairman of CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation named in and which executed the foregoing instrument; and that he signed his name thereto by authority of the members of said public benefit corporation.

                                        /s/ David H. Neff
                                        ____________________________________
                                        Notary Public


STATE OF NEW YORK  )
                   )
COUNTY OF NEW YORK )  ss:

     On this 11th day of April, 1991, before me personally came Kenneth Ross, to me personally known, who being by me duly sworn, did depose and say that he resides at _____________________________; that he is the Vice President of NCP SYRACUSE, INC., which is the managing general partner of Project Orange Associates, L.P., the limited partnership described in and which executed the annexed Agreement, that he had due authority to sign the foregoing instrument on behalf of said corporation as the act and deed of said limited partnership; and he duly acknowledged to me that he executed the foregoing instrument as the act and deed of said limited partnership.

                                    /s/ Doreen M. Midwinter
                                    ____________________________________
                                    Notary Public

                                  SCHEDULE A

     All that tract or parcel of land situate in the City of Syracuse, County of Onondaga and State of New York, being Lots 116 and 117 and part of Lots 115, 118, 120 and 121 on Block 259 in said City and being more particularly described as follows:

     Beginning at a point in the southerly boundary of Taylor Street at its intersection with the northerly prolongation of the easterly wall of the existing "Riley Steam Plant", said point being N 86(Degrees) 26' 30" E, a distance of 135.63 feet, measured along said southerly street boundary, from the easterly boundary of South McBride Street; running thence N 86(Degrees) 26' 30" E along said southerly boundary of Taylor Street, a distance of 222.07 feet to its intersection with the westerly boundary of lands of The People of the State of New York (Almond Street); thence along said westerly boundary the following 4 courses and distances:

    1)  S 8 (degrees) 17' 15" E, 69.45 feet to a point of curvature;

    2) southerly, following a curve to the right having a radius of 2449.30 feet, an arc distance of 48.51 feet;

    3)  S 6 (degrees) 47' 25" E, 30.03 feet to a point of curvature;

    4) southerly, following a curve to the right having a radius of 2449.30 feet, an arc distance of 9.42 feet to its intersection with the easterly prolongation of the northerly wall of the existing "Chilled Water n
Plant";

thence S 84(degrees) 10' 14" W along said easterly prolongation and along existing northerly wall, a distance of 90.82 feet to the northwesterly corner of the "Chilled Water Plant"; thence S 5(degrees) 56' 15" E along the existing westerly wall of the "Chilled Water Plant" and its southerly prolongation, a distance of 155.84 feet to its intersection with the northerly boundary of Burt Street; thence S 85(degrees) 57' 50" W along said northerly boundary of Burt Street, a distance of 133.23 feet to its intersection with lands formerly of the Delaware-Lackawanna & Western Railroad Company, now Conrail; thence N 4(degrees) 02' 10" W along said Railroad boundary, a distance of 44.43 feet to its intersection with the westerly prolongation of the southerly wall of the existing "Transformer Building"; thence N 87(degrees) 37' 50" E along said westerly prolongation and along said existing southerly wall, a distance of
37.15 feet to the southeasterly corner of said "Transformer Building"; thence N 2(degrees) 22' 10" W along the easterly wall of said Building, a distance of
24.00 feet to the northeasterly corner thereof; thence S 87(degrees) 37' 50" W along the northerly wall of said building, a distance of 34.50 feet to the northwesterly corner thereof; thence S 2(degrees) 22' 10" E along the westerly wall of said "Transformer Building", a distance of 5.29 feet to a point; thence S 87(degrees) 57' 50" W, a distance of 3.20 feet at an angle point in the boundary of lands formerly of the Delaware-Lackawanna & Western Railroad Company, now Conrail; thence

N 66(degrees) 32' 30" W along said Railroad boundary, a distance of 17.48 feet to its intersection with the southerly prolongation of the easterly wall of the existing "Riley Steam Plant"; thence N 3(degrees) 31' 46" W along said southerly prolongation, a distance of 246.40 feet to the point of beginning.

     Excepting and Reserving a Permanent Easement for Ingress and Egress, 5 feet in width, lying westerly of and adjoining the westerly wall of the existing "Transformer Building"; 20 feet in width, lying northerly of and adjoining the northerly wall of said Building; 3 feet in width, lying easterly and southerly of and adjoining the easterly and southerly wall of said existing "Transformer Building".

     Also, excepting and reserving a Permanent Easement for Ingress and Egress, 15 feet in width, lying westerly and northerly of and adjoining the westerly and northerly wall of the existing "Chilled Water Plant", extending easterly from the northwesterly corner of said building, a distance of 77 feet and extending southerly from the northwesterly corner of said building, a distance of 78 feet.

     Also, excepting and reserving a Permanent Easement for Ingress and Egress, 10 feet in width, lying easterly of and adjoining the easterly wall of the existing "Riley Steam Plant" and extending southerly, from the southerly boundary of Taylor Street, a distance of 114 feet.

                                 EXHIBIT "A-3"

                       LIST OF CITY EASEMENT AGREEMENTS

             EASEMENTS WITHIN THE LIMITS OF THE CITY OF SYRACUSE,
                  ASSIGNED BY PROJECT ORANGE ASSOCIATES, LP.
               TO CITY OF SYRACUSE INDUSTRIAL DEVELOPMENT AGENCY
               -------------------------------------------------


1. Permanent Easement from Oakwood Cemeteries of Syracuse to O'Brien & Gere Engineers, Inc., dated as of November 1, 1990, recorded January 7, 1991 in the Onondaga County Clerk's Office in Deed Book 3671 at Page 157, as modified by amendment dated April 3, 1991, recorded April 18, 1991 in the Onondaga County Clerk's Office in Deed Book 3689 at Page 160. [707-16]

2. Permanent Easement from Syracuse University to Project Orange Associates, L.P., dated as of November 1, 1990, to be recorded in the Onondaga County Clerk's Office prior to this agreement. [707-14, 15, 17]